Exhibit 23


WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 11, 2003, relating to the financial statements of Trezac International Corporation, Inc. appearing in the Trezac International Corporation, Inc. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.


                                       /s/ Weinberg & Company, P.A.
                                       ----------------------------
                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants


Boca Raton, Florida
July 8, 2003




  Town Executive Center                               Watt Plaza
6100 Glades Road, Suite 314                1875 Century Park East, Suite 600
 Boca Raton, Florida 33434                   Los Angeles, California 90067
 Telephone: (561) 487-5765                     Telephone: (310) 407-5450
 Facsimile: (561) 487-5766                     Facsimile: (310) 407-5451

                        Website: www.cpaweinberg.com
   American Institute of CPA's/Division for CPA Firms SEC Practice Section


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